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                              Exhibit 23(d)(1)(gg)

        Amendment to Investment Advisory Agreement - TA IDEX Transamerica
                              Science & Technology

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                         TRANSAMERICA IDEX MUTUAL FUNDS

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of October 27, 2006 to the Investment Advisory Agreement dated as of June 15, 2000, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Great Companies - America(SM) and TA IDEX Great Companies - Technology(SM) (each a "Fund" collectively, the "Funds"). In consideration of the mutual covenants contained herein, the parties agree as follows:

     1. FUND DELETED. Any references to TA IDEX GREAT COMPANIES - AMERICA(SM) are hereby deleted, in accordance with the liquidation of the Fund, effective October 27, 2006.

     2. FUND NAME CHANGE. Any references to TA IDEX GREAT COMPANIES - TECHNOLOGY(SM) are revised to mean TA IDEX Transamerica Science & Technology, in response to the name change of the Fund, effective October 27, 2006.

In all other respects, the Investment Advisory Agreement dated as of June 15, 2000, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of October 27, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President, General
                                               Counsel and Secretary